                                               Registration No. 333-62565
-------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                       ================================

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      to
                                   FORM S-2
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                        ==============================


                        GRAYBAR ELECTRIC COMPANY, INC.
           (Exact name of registrant as specified in its charter)

                                   New York
                       (State or other jurisdiction of
                        incorporation or organization)

                                  13-0794380
                     (I.R.S. Employer Identification No.)

                           34 North Meramec Avenue,
                          St. Louis, Missouri  63105
                                (314) 512-9200

             (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               T. F. DOWD, ESQ.
                Vice President, Secretary and General Counsel
                        Graybar Electric Company, Inc.
                           34 North Meramec Avenue
                          St. Louis, Missouri  63105
                                (314) 512-9200

              (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        ================================
                                   Copy to:
                             JOHN H. DENNE, ESQ.
                               Winston & Strawn
                               200 Park Avenue
                          New York, New York  10166

-------------------------------------------------------------------------

                            EXPLANATORY STATEMENT

    (1) The 1,000,000 shares of Common Stock originally registered under this Registration Statement represented the maximum number of the Registrant's shares offered pursuant to the terms of the Common Stock Purchase Plan, dated as of October 12, 1998 (the "Plan"), set forth starting at page 6 of the Prospectus, dated October 12, 1998, that constitutes a part of this Registration Statement. Of that number of shares, 778,202 were subscribed for during the period allowed under the Plan for such subscriptions. Accordingly, this Post-Effective Amendment No. 1 deregisters the 221,798 shares of Common Stock originally registered hereunder that were not subscribed for.

    (2) Voting Trust Certificates were originally registered under this Registration Statement to represent the 1,000,000 shares of Common Stock initially registered by this Registration Statement. This Post-Effective Amendment No. 1 decreases the number of shares represented by such Voting Trust Certificates to 778,202.

    Item 16.  Exhibits
    -------   --------

    (25) Powers of Attorney for the directors and officers signing this Post-Effective Amendment No. 1 were set forth on pages II-8 and II-9 of the Registration Statement filed August 31, 1998, and such Powers of Attorney are incorporated herein by reference.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 26th day of January, 2001.

                                    GRAYBAR ELECTRIC COMPANY, INC.

                                    By:         /s/ T. F. DOWD
                                         -------------------------------
                                         (T. F. Dowd, Vice President,
                                         Secretary and General Counsel)

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 has been signed by the following persons, in the capacities indicated, on January 26th, 2001:

SIGNATURE                                            TITLE
---------                                            -----

/s/ R. A. REYNOLDS, JR.           Director and President and Chief Executive
-----------------------                Officer (Principal Executive
 (R. A. Reynolds, Jr.)                 Officer)


/s/ J. H. HINSHAW                 Director, Senior Vice President and Chief
-----------------                      Financial Officer (Principal
 (J. H. Hinshaw)                       Financial Officer)


/s/ J. H. KIPPER                  Vice President and Comptroller (Principal
----------------                       Accounting Officer)
 (J. H. Kipper)


                                  DIRECTORS
                                  ---------

T. F. DOWD*                       G. J. MCCREA*
T. S. GURGANOUS*                  R. D. OFFENBACHER*
C. L. HALL*                       C. R. UDELL*
G. W. HARPER*                     J. F. VAN PELT*

[FN]
___________________

* T. F. Dowd, pursuant to a Power of Attorney executed by each of the directors indicated as signing above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration

Statement on Form S-2 on behalf of each of the persons indicated as signing above, in the capacities indicated, and does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 on his own behalf in the capacity of Director.

                                  /s/ T. F. DOWD
                                  --------------------
                                      T. F. Dowd

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 has been signed by the following persons, as Voting Trustees, on the dates indicated.


       DATE                               SIGNATURE
       ----                               ---------

January 26, 2001                       /s/ C. L. HALL
                                -------------------------------
                                        (C. L. Hall)



January 26, 2001                      /s/ G. W. HARPER
                                -------------------------------
                                       (G. W. HARPER)



January 26, 2001                    /s/ R. A. REYNOLDS, JR.
                                -------------------------------
                                      (R. A. Reynolds, Jr.)



January 26, 2001                     /s/ R. D. OFFENBACHER
                                -------------------------------
                                      (R. D. Offenbacher)